EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") is dated as of December 31, 1997 (the "Effective Date"), and is entered into by and between Neptune Pharmaceutical Corporation, a Missouri corporation ("Seller"), and Cellegy Pharmaceuticals, Inc., a California corporation ("Buyer"). Buyer and Seller are referred to collectively herein as the "Parties."


                                 R E C I T A L S

         A. Seller is a corporation that owns all right, title and interest in a certain nitroglycerin product candidate that is currently under development and certain other assets.

         B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all right, title and interest in the Acquired Assets (as defined below) on the terms and conditions set forth in this Agreement.

         C. Seller and Buyer have previously executed a Binding Letter of Intent dated as of November 3, 1997 (the "Letter of Intent") regarding the purchase by Buyer of the Acquired Assets. This Agreement, when executed and delivered by Buyer and Seller, is intended to supersede and replace the Letter of Intent in its entirety.


                                    AGREEMENT

         Buyer and Seller hereby agree as follows:

1.       DEFINITIONS.

         1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Acquired Product" means any product or product candidate of Seller relating to treatment of anal fissures or hemorrhoids, including without limitation Seller's product candidate currently named "Anogesic" for the treatment of anal fissures, hemorrhoids and certain other conditions.

         "Acquired Assets" means the Acquired Product, Intellectual Property and the Other Assets.

         "Common Stock"  means the Common Stock, no par value, of Buyer.

         "Encumbrances" means all mortgages, pledges, liens, licenses, rights of possession, security interests, restrictions, encumbrances, claims, charges, title retention, conditional sale or other security arrangements, relating to the Acquired Assets or by which any Acquired Asset is bound or subject.

         "Intellectual Property" means U.S. Patent Nos. 5,504,117 and 5,693,676, any related or corresponding foreign patents or patent applications, and all other patents, patent applications (and any reissue, extension, division, improvement, continuation or continuation-in-part of any

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of  the  foregoing,  in  the  U.S.  or  worldwide),  worldwide,  registered  and unregistered copyrights, registered and unregistered trademarks, trade names, service marks or service names, licenses or license agreements, clinical and pre-clinical data and information, FDA applications and all other materials relating to FDA or other regulatory matters, know-how and any other intellectual property rights or intangible rights existing under judicial or statutory law of any country in the world, or under any treaty, owned or licensed by Seller relating to the Acquired Product, any other intellectual property of Seller, and any of the foregoing that Seller may acquire after the Closing Date that relates to the Acquired Product (including without limitation from the person identified in the December 18, 1997 letter agreement between Buyer and Seller, with whom Seller has an agreement dated December 29, 1997 (the "December 29 Agreement")), whether or not listed on Schedule A attached hereto.

         "Excluded Assets" means all accounts receivable and cash of Seller as of the Closing Date (including prepaid expenses and deposits), all leases of real property to which Seller is a party or is otherwise bound, all liabilities and obligations of Seller arising out of or relating to the conduct of Seller's business or the Acquired Assets before the Closing Date, any assets, liabilities or obligations that Buyer designates in writing as Excluded Assets before the Closing Date on Schedule B attached hereto, and any other liabilities, debts or obligations of Seller except for those contractual obligations under agreements assigned to Buyer that Buyer agrees to assume (or which are otherwise expressly included in the Other Assets).

         "FDA"  means the United States Food and Drug Administration.

         "Loss" means any liability, injury, damage, expense, cost, fine or penalty resulting from any action, proceeding, claim, demand, assessment, judgment or award (including without limitation costs of investigation, prosecution, defense or settlement), including attorneys fees, costs and expenses related thereto.

         "Other Assets" means all contracts, agreements, other instruments, files, business records, accounting and financial records, analyses, logs, books, records, files, correspondence, laboratory, test or study data, notes or information, of Seller relating to the Acquired Product or Intellectual Property, in whatever form and however maintained by Seller (whether hard copy, in electronic format maintained by Seller or any officer of Seller, or otherwise), and whether possessed by Seller before the Closing Date or acquired by Seller after the Closing Date. The Other Assets to be delivered to Buyer hereunder shall, wherever practicable, be the originals of such materials.

         "Payment Date FMV" means the actual closing market price of the Common Stock (as quoted on the Nasdaq National Market or, if the Common Stock is not quoted on such market, then on such national exchange or market quotation system as the Common Stock is then quoted on) on the date the relevant payment or milestone is due or achieved or, if earlier, the last closing price of the Common Stock prior to public announcement by the Company of the achievement of the milestone; provided, however, that the Payment Date FMV shall in all events be deemed to be no higher than $15.00 per share (subject to adjustment in the event of stock splits, stock dividends or other similar recapitalizations) even if the actual closing market price of the Common Stock is higher than such amount.

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         "Shares"  means  shares of  Common  Stock of Buyer  that are  issued to
Seller pursuant to Section 3 of this Agreement.

2.       PURCHASE AND SALE OF ASSETS

         2.1 Agreement to Sell and Purchase Assets. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants set forth in this Agreement, Seller agrees to sell, assign, transfer and convey to Buyer at the Closing (as defined below), and Buyer agrees to purchase and acquire from Seller at the Closing, all right, title and interest in and to (or, with respect to the portion of the Acquired Assets relating to the December 29 Agreement, all of Seller's right, title and interest in and to) all of the Acquired Assets. The Acquired Assets will be sold, assigned, transferred and conveyed to Buyer on the Closing Date (as defined below), free and clear of all Encumbrances.

         2.2 Asset Transfer; Passage of Title; Delivery. Upon the Closing all of Seller's right title and interest in and to all of the Acquired Assets shall pass to Buyer; and Seller shall deliver to Buyer possession of all of the Acquired Assets and shall further deliver to Buyer proper assignments, conveyances and bills of sale sufficient to convey to Buyer good and marketable title to all the Acquired Assets in the forms reasonably requested by Buyer, free and clear of all Encumbrances, and such other instruments of conveyance as Buyer or its counsel may reasonably deem necessary or desirable (either at and after the Closing) to effect or evidence the transfers contemplated hereby. Physical delivery by Seller of all of the Acquired Assets shall occur on or before January 12, 1998. Physical delivery by Buyer to Seller of the original stock certificate representing the Shares to be delivered at the Closing, shall in all events occur on or before January 9, 1998, unless the parties mutually agree to a different date.

         2.3 Excluded Assets. Buyer does not assume any of the Excluded Assets and shall not become obligated to pay any amounts with respect thereto (except for those contractual obligations under agreements assigned to Buyer that Buyer agrees to assume, which obligations and agreements shall not be deemed "Excluded Assets.") In addition, Seller will be responsible for any amounts owing to its employees that accrue before the Closing and for any amounts owing to employees of Seller who do not receive an offer, or who do not accept an offer, of employment with Buyer.

3.       PURCHASE PRICE; PAYMENTS; CLOSING

         3.1 Purchase Price. In consideration of the sale, transfer, conveyance and assignment of all the Acquired Assets to Buyer free and clear of all Encumbrances, the following amounts shall be payable by Buyer to Seller (such payments shall be referred to collectively as the "Purchase Price"):

                  (a) Buyer has previously delivered to Seller 33,057 shares of Common Stock. Upon the Closing, Buyer shall issue to Seller an additional 429,752 shares of Common Stock.

                  (b) Upon successful completion * of * Buyer shall issue to Seller shares of Common Stock having a Payment Date FMV of *. Upon

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successful completion * of *, Buyer shall issue to Seller shares of Common Stock having a Payment Date FMV of *. These milestone payments shall also be payable upon *. In addition, Buyer shall pay Seller the sum of * upon *, if Seller *

                  (c) Upon *, Buyer shall issue to Seller shares of Common Stock having a Payment Date FMV of *.

                  (d) Upon *, Buyer shall issue to Seller shares of Common Stock having a Payment Date FMV of *.

                  (e) Upon *, Buyer shall issue to Seller shares of Common Stock having a Payment Date FMV of *.

                  (f) Upon *, Buyer shall issue to Seller shares of Common Stock with a Payment Date FMV of *.

                  (g) Upon *, Buyer shall issue to Seller shares of Common Stock having a Payment Date FMV of *.

                  (h) Upon *, Buyer shall issue to Seller shares of Common Stock having a Payment Date FMV of *.

                  (i) Upon FDA approval for over-the-counter ("OTC") marketing and sales of the Acquired Product for the treatment of hemorrhoids, Buyer shall issue to Seller shares of Common Stock having a Payment Date FMV of $5,000,000.

         3.2 Buyer's Call Right. At each milestone at which the Payment Date FMV is below *, the Shares issued by Buyer under Section 3.1(b) through (i) shall be accompanied by a call right (as described below); provided, however, that such call right shall not be applicable to that portion of such issued and outstanding Shares as is necessary to maintain a ratio of cash (for

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this purpose,  calculated on a cumulative basis  (including  Shares issued under
Section 3.1(a)) with respect to each Share issued with a call right, and valued at * per Share for each such Share)-to-stock value (for this purpose, calculated on a cumulative basis (including Shares issued under Section 3.1(a)) with respect to each Share issued without a call right, and valued at the lower of the Payment Date FMV or fair market value on the date of calculation) of less than one-to-one; provided, further, that the number of Shares issued at a milestone at which the Payment Date FMV is below *, but with respect to which such call right is not applicable in accordance with the preceding proviso, shall be issued based on a deemed Payment Date FMV of * per share, divided into the dollar amount of the milestone payment with respect to which Buyer does not have a call right. Such call right shall be exercisable at the higher of (i) the fair market value of the Share on the date of exercise of the call right or (ii) the Payment Date FMV applicable to such Share; provided, however, that no call right shall be exercisable from and after such time as the fair market value of a Share issued with a call right of * or greater. By way of example, assuming that * Shares are issued at the Closing and that the Payment Date FMV at the time of the first * milestone payment is *, the total value of Shares issued without a call right would be *, and the total number of Shares that could be issued in satisfaction of the milestone payment with a call right would be * shares (since * x * is less than *). If at the second milestone payment date the Payment Date FMV was *, another calculation would be required, comparing (i) the value of the number of Shares previously issued with call rights (based on * per Share) plus the number of Shares potentially issuable in satisfaction of the second milestone which can have a call right, to (ii) the value of the number of Shares previously issued without call rights (based on * per Share) plus the number of shares potentially issuable in satisfaction of the second milestone which may not have a call right (and in making this calculation, taking into account that once the initial calculation of the number of Shares potentially issuable in satisfaction of the second milestone with a call right has been made, the value of such shares, based on the Payment Date FMV, should be subtracted from the dollar value of the particular milestone, i.e., the *, to determine the dollar value of the remaining milestone payment to be satisfied by issuance of Shares not subject to a call right, which number of Shares must be determined based on a deemed Payment Date FMV of * per Share). Under no circumstances may Buyer be required to issue more Shares without call rights than is determined by dividing * into the dollar value of milestone payments with respect to which Buyer does not have call rights (assuming Buyer exercised its call right at the Payment Date FMV).

         3.3 Acceleration of Certain Purchase Price Payments Upon Sale of Buyer. All of the payments of the purchase price described in Section 3.1 above, except for the final payment following OTC approval described in Section 3.1(i), shall become due and payable in connection with any sale by Buyer of all or substantially all of its assets to a third party, or any merger or similar transaction in which Buyer is acquired and in which Buyer's shareholders do not, immediately after the closing of such transaction, have at least a majority of the voting power and equity interest of the surviving company. Such final payment shall continue to be an obligation of Buyer or its successor or acquiror, as the case may be.

         3.4 Closing. The consummation of the purchase and sale of the Acquired Assets contemplated hereby will take place at a closing to be held at the offices of Fenwick & West, Two Palo Alto Square, Palo Alto California 94306 at 8:30 p.m. Pacific Standard Time (the "Closing") on December 31, 1997 (the "Closing Date"), or at such other time or date, and at such

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place,  or by such other means of exchanging  documents,  as may be agreed to by the parties hereto.

         3.5 Allocation of Purchase Price. The Purchase Price shall be allocated in the manner set forth on Exhibit A attached hereto. The allocation shall be consistent in all material respects with applicable regulations of the Internal Revenue Service.

4.       OBLIGATIONS AND LIABILITIES NOT ASSUMED

         4.1 Liabilities and Obligations Not Assumed. Except for liabilities expressly set forth in Section 2 above, Buyer shall not assume or become obligated in any way to pay for any Excluded Assets, or liabilities, debts or obligations of Seller whatsoever (collectively, the "Liabilities"), including but not limited to any liabilities or obligations now or hereafter arising from or with respect to any other claims brought against Seller by any creditor of Seller, or any obligations or liabilities or arising from any breach or default by Seller of any contract, agreement or commitment of Seller.

         4.2 No Obligations to Third Parties. The execution and delivery of this Agreement shall not be deemed to confer any rights upon any person or entity other than the parties hereto, or to make any person or entity a third party beneficiary of this Agreement, or to obligate the parties hereto to any person or entity other than the parties to this Agreement.

5.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller that all of the following statements are true, accurate and correct:

         5.1 Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and is duly qualified to do business and is in good standing in the State of California. Buyer has all necessary corporate power and authority to enter into this Agreement and all other transactions contemplated hereby.

         5.2 Authorization for this Agreement. All corporate action on the part of Buyer and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of Buyer hereunder, has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement has been duly authorized by Buyer's Board of Directors, and no further corporate action or approval is required in order to render this Agreement binding and enforceable against Buyer.

         5.3 No Conflict. The execution, delivery and performance by Buyer of this Agreement and the performance of Buyer's obligations hereunder will not (A) cause a violation of Buyer's articles of incorporation or bylaws, (B) cause a breach under, or allow any party to terminate, or require the consent of any third party under, any agreement to which the Buyer is a

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party or by which the  business or property of Buyer is bound,  or (C) cause any violation of law or of a judgment or order of any court or governmental body.

         5.4 Disclosure. To Buyer's knowledge, Buyer's registration statement on Form S-1, file No. 333-38179, declared effective by the Securities and Exchange Commission on November 19, 1997, does not, as of the effective date of such registration statement, contain an omission of material fact or omit to state a material fact required to be stated therein in order to make the statements contained therein not misleading.

         5.5 Tax Consequences. Buyer makes no representation or warranty to Seller or its shareholders concerning the tax consequences of the transactions contemplated by this Agreement.

6.       REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer that, except as set forth in a schedule of exceptions dated November 3, 1997 and separately delivered by Seller to Buyer (the "Disclosure Letter"), each of the following is a true, accurate and correct statement:

         6.1 Corporate Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, and is qualified or licensed to do business in all states where Seller is required to be so licensed or qualified, except for the failure to be so qualified or licensed would not have any adverse effect on the Acquired Assets.

         6.2 Authorization for this Agreement. All corporate action on the part of Seller and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of Seller hereunder, has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement has been duly authorized by Seller's Board of Directors, and no further corporate action or approval is required in order to render this Agreement binding and enforceable against Seller.

         6.3 No Conflict. The execution, delivery and performance by Seller of this Agreement and the performance of Seller's obligations hereunder will not
(A) cause a violation of Seller's articles of incorporation or bylaws, (B) cause a breach under, or allow any party to terminate, or require the consent of any third party under, any agreement to which the Seller is a party or by which the business or property of Seller is bound, or (C) cause any violation of law or of a judgment or order of any court or governmental body.

         6.4 Title. Seller holds good and merchantable title to all Acquired Assets, free and clear of any Encumbrances, and no other party has any right or interest whatsoever in any of the Acquired Assets, including without limitation any license, option, right of first refusal or right to acquire, or development, manufacturing, marketing or distribution rights, relating to any of the Acquired Assets.

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         6.5 Litigation.  There is no claim,  action, suit or proceeding pending or asserted against Seller (i) that questions the validity of this Agreement or the right of the Seller to enter into this Agreement or to consummate the transactions contemplated hereby, or (ii) relating to or affecting the Acquired Assets, at law or in equity, nor is Seller aware of any basis therefor. There are no judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against Seller affecting the Acquired Assets

         6.6 Intellectual Property; Other Assets. All Intellectual Property in which Seller has any rights is set forth on Schedule A attached hereto. Seller has made all filings with governmental agencies and obtained all assignments (including invention assignments from its employees) necessary to claim and protect its rights (both U.S. and foreign) in all intellectual property included in the Acquired Assets. Seller is the sole and exclusive owner of, or with respect to the data and materials covered by the December 29 Agreement, possesses valid licenses to, the Acquired Assets. To Seller's knowledge, except for (i) the possible effect of the references cited in connection with the U.S. patent applications previously filed by Seller relating to its two issued U.S. patents and (ii) the fact that Seller has not, prior to the Closing, filed patent applications in many foreign jurisdictions, no other person or entity has taken any actions or has materials or intellectual property rights that would materially adversely affect Seller's or Buyer's ability to claim and protect their rights (both U.S. and foreign) to enforce any of the Intellectual Property, or to exclusive use of the intellectual property included in the Acquired Assets. To the best of Seller's knowledge, each of the patents included in the Intellectual Property is valid and enforceable and will be valid and enforceable by Buyer after the Closing Date. To Seller's knowledge, none of the Acquired Assets or their use as contemplated by Seller infringes upon or violates any patent, copyright, trademark, trade secret or other intellectual property rights of any other person or entity. Except as set forth in Schedule C, there are no outstanding options, licenses or agreements of any kind relating to the Acquired Assets, nor is Seller bound by or a party to any options, licenses or agreements of any kind with respect to the intellectual property of any other person or entity. There are no other assets of Seller that relate to the Acquired Product other than the Intellectual Property, and Seller does not have any other substantial intellectual property that is not included in the Intellectual Property being transferred to Buyer hereunder, and no director or executive officer of Seller has any substantial intellectual property related to the Acquired Product that is not included in the Intellectual Property being transferred to Buyer hereunder.

         6.7 Brokerage and Finder's Fees. Seller has not agreed to pay a brokerage or finder's fee in connection with this Agreement.

         6.8 Authorization for this Agreement. No authorization, approval, consent of, or filing with any governmental department, bureau, agency, public board, authority or other third party is required for the consummation by Seller of the transactions contemplated by this Agreement.

         6.9 Taxes. Seller has timely filed all tax returns and timely paid all taxes due. There are no federal, state or local tax liens against any of the Acquired Assets to be transferred to Buyer hereunder. At the Closing, there will be no federal, state or local tax liens against or any unsatisfied liability for taxes of any kind imposed on or levied with respect to any of the Acquired Assets other than liens for any such taxes which have not become due and payable. Seller has paid or will pay, when due, any federal, state or local taxes accruing before the Closing

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Date with respect to the Acquired Assets or Seller's  business which, if unpaid, may result in a liability of Buyer or a lien against any of the Acquired Assets.

         6.10 Financial Statements. The financial statements of Seller delivered to Buyer fairly present the financial condition of Seller and its business as of their respective dates. The financial records relating to the Acquired Assets have been provided to Buyer and have been prepared in a manner that is consistent with Seller's internal business and financial accounting methods.

         6.11     [Reserved]

         6.12 No Undisclosed Liabilities; Disclosure. There are no liabilities, obligations or claims (whether contingent or otherwise) relating to the Acquired Assets that are not disclosed in the Disclosure Letter or in Seller's financial statements referred to above. To Seller's knowledge, the representations and warranties made by Seller in this Agreement, when taken together, do not contain an omission of material fact or omit to state a material fact required to be stated therein in order to make the statements contained therein not misleading.

         6.13 Agreements. Schedule C hereto lists and sets forth a description of all material licenses, proprietary rights agreements, contracts and all other agreements, understandings or commitments of Seller relating to the Acquired Assets ("Agreements"). Seller has delivered to Buyer a true and correct copy of each written Agreement and has provided a written summary of any material verbal Agreement relating to the Acquired Assets.

         6.14 Purchase Entirely for Own Account. This Agreement is made with the Seller in reliance upon Seller's representation to Buyer, which by Seller's execution of this Agreement Seller hereby confirms, that the Shares to be received by Seller are being acquired for investment for Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. Except for the December 29 Agreement, by executing this Agreement, Seller further represents that Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any Shares. Notwithstanding the foregoing, it is understood that (i) Seller may transfer the Shares to the shareholders of Seller, (ii) any shareholder of Seller may transfer Shares to another shareholder of Seller, and (iii) a shareholder of Seller may transfer Shares to existing shareholders of Buyer who, on the date of this Agreement, beneficially own more than five percent (5%) of the outstanding Shares of Buyer, provided that in each of the above instances the transferee agrees to be bound by all of the provisions of this Agreement relating to the Shares and executes appropriate investment representations in order to comply with any applicable federal or state securities laws.

       6.15 Disclosure of Information. Seller believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Shares. Seller further represents that it has had an opportunity to ask questions and receive answers from Buyer regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of Buyer.

       6.16 Investment Experience. Seller acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Seller also represents it has not been organized for the purpose of acquiring the Shares.

       6.17 Restricted Securities. Seller understands that the Shares it is acquiring is characterized as "restricted securities" under the United States federal securities laws inasmuch as the Shares are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations the Shares may be resold in the United States without registration under the Act only in certain limited circumstances. In this connection, Seller represents that it is familiar with Rule 144 promulgated under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

       6.18 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Seller further agrees not to make any disposition of all or any portion of the Shares unless:

                  (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                  (b) (i) Seller shall have notified Buyer of the proposed disposition and shall have furnished Buyer with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by Buyer, Seller shall have furnished Buyer with an opinion of counsel, reasonably satisfactory to Buyer that such disposition will not require registration of such shares under the Act. It is agreed that Buyer will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

       6.19 Legends. Seller understands and agrees that the legends set forth below or similar legends will be placed on any Shares certificate(s) evidencing the Shares, together with any other legends that may be required by applicable securities laws or Buyer' charter documents:

                  (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

                  (b) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE AND TRANSFER AS SET FORTH IN AN
AGREEMENT   BETWEEN  THE  ISSUER  AND  THE  INITIAL  HOLDER  OF  THE

SECURITIES REPRESENTED HEREBY, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER."

                  Buyer agrees that it will remove the above legends in connection with sales of Shares pursuant to a Shelf Registration Statement, as described further in Section 10.2 below and, in any case, at such time as the Shares represented by any certificate can be publicly sold without volume restriction within a three-month period pursuant to Rule 144.

       6.20 Refusal to Transfer. Seller acknowledges and agrees that Buyer will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or
(ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to, any other transferee to whom such Shares have been so transferred.

7.       COVENANTS OF SELLER

         Seller covenants and agrees with Buyer as follows:

         7.1 Access to Information. Seller will provide all information and supporting documents concerning the Acquired Assets and Seller's business that Buyer requests to investigate the Acquired Assets or the Seller's business or to carry into effect this Agreement, and will afford Buyer or its representatives access to Seller's properties, offices and files, upon reasonable prior notice, whether before or after the Closing. Seller will confer with representatives of Buyer and will furnish to Buyer, either orally or by means of such records, documents, and memoranda as are available or reasonably capable of preparation, such information as Buyer may reasonably request, and Seller will furnish to Buyer's auditors all consents and authority that they may reasonably request in connection with any examination of Buyer.

         7.2 Acquired Assets. Seller will use its best efforts to protect the Acquired Assets, cooperate with Buyer concerning protection of intellectual property rights relating to the Acquired Assets and take such actions as Buyer may reasonably request (at Buyer's expense) relating to protection of such assets, and effect no transfer, sale, assignment, lease, license or encumbrance of or on any of its Acquired Assets.

         7.3 No Inconsistent Transactions. Before the Closing, Seller shall not engage in any transaction that is materially inconsistent with Seller's representations and warranties made in this Agreement.

         7.4 Intellectual Property. Upon the Closing, Seller will cease any use of any of the Acquired Assets without Buyer's prior written consent.

         7.5 Consent of Third Parties. Prior to the Closing Date, Seller shall obtain the consent in writing of all persons necessary to permit Seller to assign and transfer all of the Acquired Assets to Buyer, free and clear of all Encumbrances and to perform its obligations under, and to conclude the transactions contemplated by, this Agreement.

         7.6 Further Assurances. Seller will provide to Buyer, whether before or after the Closing, any further documents that Buyer reasonably requests to investigate the Acquired

Assets or the business of Seller or to carry into effect the transactions contemplated by this Agreement. Seller shall promptly execute and deliver to Buyer any and all such further assignments, endorsements and other documents as Buyer may reasonably request for the purpose of effecting the transfer of Seller's title to the Acquired Assets to Buyer and/or carrying out the provisions of this Agreement. Seller hereby appoints Buyer as its attorney-in-fact for the limited purpose of executing such assignments, endorsements and other documents should Seller be unable or unwilling to do so. After the Closing, Seller and its employees shall cooperate in good faith with Buyer and take such actions and execute such instruments as Buyer may reasonably request for the purpose of preparing, prosecuting, securing, maintaining, enforcing and defending patents and patent applications, trademarks and trademark applications, copyright and copyright applications, or other similar intellectual property filings.

         7.8 Taxes. Seller agrees to promptly pay all sales, use or other taxes imposed on the sale of the Acquired Assets to Buyer under this Agreement (other than capital gain or income taxes imposed on individual shareholders of Seller). Seller agrees to defend, indemnify and hold Buyer harmless from and against any such taxes or claims for payment thereof by any tax authority.

         7.9  Clinical  Consultant.  Seller  will  provide  the  services of Dr.
Stephen  Gorfine,  an  employee  of Seller,  to act in the  capacity of Clinical
Consultant to Buyer, pursuant to the terms of a consulting agreement to be entered into between Dr. Gorfine and Buyer.

         7.10 Litigation. Seller shall notify Buyer promptly upon receipt of any communication or legal process which commences or threatens litigation against Seller, its business, or which might adversely affect the value of any of the Acquired Assets.

         7.11 Securities. Seller and any of its shareholders who receive any Shares, agree to the same lock-up restrictions contained in the form of lock-up agreement executed by Buyer's directors in connection with the Form S-1 Registration Statement, file No. 333-38179, and the provisions of such lock-up agreements are hereby incorporated by reference and shall be applicable to Seller and its shareholders. Any person or entity who acquires Shares from Seller shall execute an agreement agreeing to be bound by such lock-up restrictions. The foregoing lock-up restrictions shall not apply, however, to a private resale of such Shares to a person who agrees in writing to be such lock-up restrictions.

         7.12 No Negotiations. Seller agrees that until December 31, 1997 or the earlier mutual abandonment of the transaction contemplated hereby, Seller will not, and will not allow any officer or director of Seller or any other person on its behalf, to negotiate or accept any offer from any party concerning the possible disposition of all or any substantial portion of Seller's assets, equity or business. Seller will promptly notify Buyer of any such inquiries or proposals.

         7.13 Conduct of Business. From the date of this Agreement until the Closing, Seller will preserve and operate its business in the ordinary course and will not enter into any transaction or agreement or take any action out of the ordinary course or enter into any transaction or make any commitment involving an expense or capital expenditure by Seller relating to the Acquired Assets, in excess of $5,000, without Buyer's prior written consent.

         7.14 Other. Seller shall use its best efforts after the Closing to cause its counsel to deliver to Buyer, on or before January 12, 1998, an opinion of Seller's counsel addressing the following matters: due organization, valid existence and good standing; corporate power and authority; due and valid authorization of this Agreement and the other instruments executed by Seller and delivered at the Closing (the "Seller Ancillary Documents"); enforceability of this Agreement and the Seller Ancillary Documents; absence of conflict or material violation of laws or Seller's charter documents resulting from execution, delivery and performance of this Agreement and the Seller Ancillary Documents; and the absence of required consents or other approvals or filings with any governmental agency or authority.

8.       COVENANTS OF BUYER

         Buyer covenants and agrees with Seller as follows:

         8.1 Conduct of Business. Buyer shall use all reasonable efforts to conduct its business in such a manner so as to not be in material breach of the representations and warranties made to Seller herein.

         8.2 Litigation. Buyer will notify Seller promptly upon receipt of any communication or legal process which commences or threatens litigation relating to the Acquired Assets or the transactions contemplated hereby for which Seller may be required to indemnify Buyer.

         8.3 Commercially Reasonable Efforts After the Closing. After the Closing, Buyer will undertake commercially reasonable efforts for a product of similar commercial potential as the Acquired Assets, consistent with Buyer's other business opportunities, financial condition, prospects and commercial business judgment, to develop and commercialize the Acquired Product in a reasonably timely manner. The foregoing shall not require Buyer to undertake development or commercialization efforts that are inconsistent with the foregoing standard. If Seller believes that Buyer is not so developing or commercializing the Acquired Product, it may notify Buyer, and the parties shall promptly meet and confer regarding Buyer's development and commercialization efforts. If after such meeting Seller continues to believe that Buyer is not so developing or commercializing the Acquired Product, it may initiate arbitration proceedings, in the manner provided herein, regarding Buyer's efforts.

         8.4 Other. Buyer shall use its best efforts after the Closing to cause its counsel to deliver to Seller, on or before January 12, 1998, an opinion of Buyer's counsel addressing the following matters: due organization, valid existence and good standing; corporate power and authority; due and valid authorization of this Agreement and the other instruments executed by Buyer and delivered at the Closing (the "Buyer Ancillary Documents"); due authorization, valid issuance and nonassessability of the Shares; enforceability of this Agreement and the Buyer Ancillary Documents; absence of conflict or material violation of laws or Buyer's charter documents resulting from execution, delivery and performance of this Agreement and the Buyer Ancillary Documents; and the absence of required consents or other approvals or filings with any governmental agency or authority.

9.       CONDITIONS TO CLOSING

         9.1 Conditions to Buyer's Obligations. The obligations of Buyer hereunder shall be subject to the satisfaction and fulfillment of each of the following conditions, except as Buyer may expressly waive the same in writing:

                  (a) Due Diligence. Buyer shall have completed such investigation of the Acquired Assets and of Seller's business as it deems appropriate and shall be satisfied with its due diligence, including with respect to Seller's ownership of its intellectual property and any other matter affecting Buyer's ownership of the Acquired Assets or liabilities or obligations with respect to the Acquired Assets.

                  (b) No Material Adverse Change. Since the date of the Letter of Intent, there shall have been no material adverse change shall have occurred in Seller's business or in the Acquired Assets.

                  (c) Proceeding Satisfactory. All actions, proceedings, instruments and documents required by Seller to carry out the transactions contemplated by this Agreement and all other related matters shall have been completed to the reasonable satisfaction of Buyer's counsel.

                  (d) Accuracy of Representations and Warranties on Closing Date. The representations and warranties made herein by Seller shall be true and correct in all material respects on and as of the date given, and on and as of the Closing Date with the same force and effect as though such representations and warranties were made on and as of the Closing Date.

                  (e) Compliance. Seller shall have complied in all material respects with, and shall have fully performed in all material respects, all conditions, covenants and obligations of this Agreement imposed on Seller or required to be performed or complied with by Seller at or before the Closing Date.

                  (f) Delivery of Assets. Seller shall have delivered, and Buyer shall have received, all the Acquired Assets free and clear of all Encumbrances.

                  (g) Assignments. Seller shall have executed and Buyer shall have received Assignment Agreements for all patent, trademark and other intellectual property rights relevant to the Acquired Assets, in substantially the form attached.

                  (h) Seller's Consents Obtained. All consents required to be obtained by Seller pursuant to Section 7.5 herein shall have been obtained.

                  (i) Litigation. No communication action, claim or proceeding shall have been brought or threatened by any party seeking to challenge or prohibit the transactions contemplated herein or claiming any rights to or affecting Seller's or Buyer's rights in any of the Acquired Assets.

                  (j) [Reserved].

                  (k) Consulting Agreement. Dr. Gorfine shall have entered into a consulting agreement with Buyer in substantially the form attached to this Agreement.

         9.2 Conditions to Seller's Obligations. The obligations of Seller hereunder shall be subject to the satisfaction and fulfillment of each of the following conditions, except as Seller may expressly waive the same in writing:

                  (a) Accuracy of Representations and Warranties on Closing Date. The representations and warranties made herein by Buyer in Section 5 hereof shall be true and correct in all material respects on and as of the date given, and on and as of the Closing Date with the same force and effect as though such representations and warranties were made on and as of the Closing Date.

                  (b) Compliance. Buyer shall have complied in all respects with, and be shall have fully performed in all material respects, all conditions, covenants and obligations of this Agreement imposed on Buyer or required to be performed or complied with by Buyer at or before the Closing Date.

                  (c) Purchase Price. Buyer shall have delivered 429,752 Shares to Seller with a fair market value representing the negotiated purchase price of the Acquired Assets, to Seller or Seller's agent(s).

                  (d) No Material Adverse Change. There shall not have been any material adverse change in Buyer's business from the date of this Agreement to the Closing Date (provided, however, that neither a claim brought by a third party related to the Acquired Assets, nor a decline in the market price of Buyer's Common Stock, shall, in and of itself, be deemed to be a materially adverse change in Buyer's business).

10.      REGISTRATION RIGHTS

         10.1 Definitions. For purposes of this Agreement:

                  (a) Act. The term "Act" means the Act of 1933, as amended.

                  (b) Form S-3. The term "Form S-3" means such form under the Act as is in effect on the date hereof or any successor registration form under the Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

                  (c) Company. The term "Company" means the Buyer.

                  (d) Holder. The term "Holders" means Seller and such shareholders of Seller to whom shares of Common Stock issued to Seller under this Agreement may be transferred and any permitted successor, assignee, or transferee thereof.

                  (e) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement.

                  (f) Registrable Securities.  The term "Registrable Securities"
means: (1) all of the Shares, and (2) any shares of Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the Shares; provided, however, that the term "Registrable Securities" shall exclude in all events (and such securities shall not constitute "Registrable Securities") (i) any Registrable Securities sold or transferred to a person to a person who is not a Holder as defined above, (ii) any Registrable Securities sold in a public offering pursuant to a registration statement filed with the Commission or sold pursuant to Rule 144 promulgated under the Act ("Rule 144") or (iii) as to any Holder, the Registrable Securities held by such Holder if all of such Registrable Securities can be publicly sold without volume restriction within a three-month period pursuant to Rule 144.

                  (g)  Prospectus:   The  term   "Prospectus"   shall  mean  the
prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Act), as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Shelf Registration Statement), and all other
amendments  and   supplements  to  the  Prospectus,   including   post-effective
amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  (h)      Shelf Registration Statement.  See Section 10.2(a).

         10.2 Form S-3 Shelf Registration.

                  (a) Registration. The Company shall prepare and file with the Commission a registration statement on Form S-3 (or, if the Company is not then eligible to use Form S-3, then another appropriate form) providing for the resale by the Holders of all of the Registrable Securities (such registration statement and any additional registration statements that may be filed pursuant to the next sentence, referred to as the "Shelf Registration Statement"). If additional Shares are issued after the Closing, then such Shares shall either be included in the initial Shelf Registration Statement, or shall be registered under a new Shelf Registration Statement filed by the Company. The Shelf Registration Statement may include securities other than those held by Holders. The Company will use all reasonable efforts to cause the initial Shelf Registration Statement to become effective before February 19, 1998. The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective, pursuant to the Act and the Rules and Regulations promulgated thereunder, until (i) the date when such Registrable Securities cease to meet the above definition of Registrable Securities, (ii) if all Registerable Securities have been registered and sold, or (iii) two years after the effective date of such Shelf Registration Statement (or, if Shares are issued after the Closing and a new Shelf Registration Statement is filed by the Company covering such Shares, then two years after the date such Shares are issued; or, if such additional Shares are included in the initial Shelf Registration Statement, then two years after the date such Shares are issued); provided, however:

                  (i) that the Holders will sell the Registrable Securities pursuant to such registration only during a "Permitted Window" (as defined below);

                  (ii) if a "Notice of Resale" (as defined below) has been given, then if the Company furnishes to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for the

Permitted Window to commence at such time) due to (A) the existence of a material development or potential material development involving the Company which the Company would be obligated to disclose in the Prospectus contained in the Shelf Registration Statement, which disclosure would in the good faith judgment of the Board of Directors of the Company be premature or otherwise inadvisable at such time or (B) concurrent public filings with the Commission of other registration statements, then the Company will have the right (the "Deferral Right") to defer the commencement of the Permitted Window for a period of not more than 30 days after receipt of the Notice of Resale; provided, however, that the Company will not utilize the Deferral Right more than once in any twelve month period; and

                  (iii) that the Company will not be required to effect any such registration, qualification or compliance under applicable state blue sky laws in any particular jurisdiction in which the Company would thereby be required to qualify to do business or to execute a general consent to service of process.

                  In the event that the Shelf Registration Statement shall cease to be effective, the Company shall promptly prepare and file a new registration statement covering the Registrable Securities and shall use its best efforts to have such registration statement declared effective as soon as possible. Any such registration statement shall be considered a "Shelf Registration Statement" hereunder.

                  (b) Permitted Window.For the purposes of this Agreement, a "Permitted Window" with respect to a Holder is a period of 60 consecutive calendar days commencing upon delivery to the Holder of the Company's written notification to the Holder in response to a Notice of Resale that the Prospectus contained in the Shelf Registration Statement is available for resale. In order to cause a Permitted Window to commence, a Holder must first give written notice to the Company of its present intention to sell part or all of the Registrable Securities pursuant to such registration (a "Notice of Resale"). Upon receipt of such Notice of Resale, the Company will give written notice to the Holders as soon as practicable, but in no event not more than three business days after such receipt, that (A) the Permitted Window will commence on the date such notice is received by the Holder, (B) it is necessary for the Company to supplement the Prospectus or make an appropriate filing under the Exchange Act so as to cause the Prospectus to become current (unless a certificate of the President or Chief Executive Officer is delivered as provided in above), or (C) the Company is required under the Act and the Rules and Regulations thereunder to amend the Shelf Registration Statement in order to cause the Prospectus to be current (unless a certificate of the President or Chief Executive Officer is delivered as provided in above). If the Company determines that a supplement to the Prospectus, the filing of a report pursuant to the Exchange Act or an amendment to the Shelf Registration Statement required under the Act, as provided above, is necessary, it will take such actions as soon as reasonably practicable (subject to paragraph (c) below), and the Company will notify the Holder of the filing of such supplement, report or amendment, and, in the case of an amendment, the effectiveness thereof, and the Permitted Window will then commence. Within three business days after the Company has received a Notice of Resale together with the original stock certificate representing the Registrable Securities to which the Notice of Resale relates and instructions executed by the Holder concerning cancellation of such certificate and reissuance of a new certificate, the Company shall cause its transfer agent to issue a new certificate for the Registrable Securities to be sold pursuant to the Notice of Resale without the legends set forth in Section 6.19 above.

                  (c) Closing of Permitted Window. During a Permitted Window and in the event (i) of the happening of any event of the kind described above or
(ii) that, in the judgment of the Company's Board of Directors, it is advisable to suspend use of the Prospectus for a discrete period of time due to undisclosed pending corporate developments or pending public filings with the Commission (which need not be described in detail), the Company shall deliver a certificate in writing to the Holder to the effect of the foregoing and, upon receipt of such certificate, the Permitted Window shall terminate. The Permitted Window shall resume upon the Holder's receipt of copies of the supplemented or amended Prospectus, or at such time as the Holder is advised in writing by the Company that the Prospectus may be used, and at such time as the Holder has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus and which are required to be delivered as part of the Prospectus. In any event, the Permitted Window shall resume no later than 30 days after it has been terminated pursuant to this Section, and if the Permitted Window has been closed, then once resumed the number of days during which such Permitted Window remains open shall be extended by the number of days that the Permitted Window was closed. If the Company has previously terminated a Permitted Window pursuant to this subsection within 90 days of the date that it delivers another notice pursuant this subsection terminating another Permitted Window, then the time period set forth in the preceding sentence shall be shortened so that the Permitted Window shall resume no later than 10 days after it has been terminated pursuant to such second notice.

                  (d) Expenses. The registration fees and expenses incurred by the Company in connection with each Shelf Registration Statement and actions taken by the Company in connection with each Permitted Window shall be borne by the Company. Holder shall be responsible for any fees and expenses of its counsel or other advisers; provided, however, that the Company shall pay the incremental fees and expenses, if any, reasonably incurred by Holder (upon submission of appropriate documentation) directly caused by the Company's exercise of a Deferral Right or the closing of a Permitted Window. Before incurring any such expenses, Holder shall give prior notice to the Company and describe the fees and expenses that it proposes to incur for which it may request reimbursement pursuant to the preceding sentence.

         10.3 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                  (a)  Furnish  to  the  Holder  such  number  of  copies  of  a
Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration.

                  (b) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (c) Notify the Holder promptly (i) of any request by the Commission or any other federal or state governmental authority during the
period  of  effectiveness   of  a  registration
statement for amendments or supplements to such registration statement or related prospectus or for additional information, (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (d) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

                  (e) Use all reasonable efforts to list the Registrable Securities for trading on Nasdaq or other stock exchange on which the Company's Common Stock is then traded.

         10.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 10 that the Holder shall furnish to the Company such information regarding it, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to timely effect the registration of its Registrable Securities.

         10.5 Termination of Buyer's Obligations. The Company shall have no obligations to register, or maintain, a registration statement governing Registrable Securities, (i) if all Registrable Securities have been registered and sold pursuant to registrations effected pursuant to this Agreement, (ii) with respect to any particular Holder, at such time as all Registrable Securities held by such Holder may be sold within a three month period under Rule 144, as it may be amended from time to time, including but not limited to amendments that reduce that period of time that securities must be held before such securities may be sold pursuant to such rule or (iii) two years from the effective date of the Shelf Registration Statement (or, with respect to Shares that are issued after the Closing two years after the date such Shares are included in a Shelf Registration Statement).

11.      SURVIVAL OF WARRANTIES AND INDEMNIFICATION

         11.1 Survival of Warranties. All representations and warranties made by Seller or Buyer herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing.

         11.2 Indemnification by Seller. Seller and its shareholders shall jointly and severally indemnify and hold harmless Buyer, its directors, officers, shareholders, employees and agents from and against any Loss which arises out of or results from:

                  (a) any breach of any covenant of Seller, or the inaccuracy or untruth of any representation or warranty of Seller, made herein;

                  (b) any taxes, assessments and other governmental charges of any kind or nature whatsoever, including without limitation any withholding, social security or unemployment levies, arising out of, or payable with respect to, Seller's business operations through the Closing Date;

                  (c) any claim arising out of or based on any act, omission of Seller or its directors, officers or employees or circumstance relating to Seller's business arising before the Closing Date;

                  (d) any claim of infringement or violation of the intellectual property rights of a third party or failure of Seller to be the owner of the intellectual property included in the Acquired Assets or otherwise to have good title or valid rights to the Acquired Assets;

                  (e) any claim or cause of action alleging liability related to any past agreement with any of Seller's employees or independent contractors, any agreement between Seller and any third party relating to the Acquired Assets, or any claim by a third party arising out of or relating to the matters set forth in the Disclosure Letter;

                  (f) any claim or cause of action by or on behalf of a creditor of Seller asserting liability against Buyer, as purchaser of the Acquired Assets, or seeking to impose any lien or any other encumbrance upon any of the Acquired Assets, for obligations of Seller;

                  (g) any Loss arising out of or relating to any pilot, pre-clinical, clinical or other studies or trials or other use by any person of the Acquired Assets authorized by or conducted by, for or at the request of Seller relating to any of the Acquired Assets; and

                  (h) any expenses in excess of Five Thousand Dollars ($5,000) that are incurred by Buyer to obtain consents of third parties to assignment of or transfer the Acquired Assets.

         The indemnity obligations of the Seller's shareholders hereunder shall in no event exceed the amounts paid to Seller hereunder (with respect to shares, valued based on the market price on the date received by Seller), plus any amounts that may be withheld pursuant Section 11.4.

         11.3 Indemnification by Buyer. Buyer shall indemnify and hold harmless Seller, its directors, officers, shareholders, employees and agents from and against any Loss which arises out of or results from:

                  (a) any breach of a covenant of Buyer, or the inaccuracy or untruth of any representation or warranty of Buyer, made herein;

                  (b) any claim against Seller or its shareholders relating to the Acquired Assets and based solely on acts or omissions of Buyer or its directors, officers or employees after the Closing Date relating to the Acquired Assets; and

                  (c) any action against Seller or its shareholders relating to sale of Shares by such person pursuant to the Shelf Registration Statement and based upon any untrue statement of a material fact contained in any Shelf Registration Statement or the omission to state in any such Shelf Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Buyer shall not be liable in any such case for any such Loss to the extent that it arises out of or is based upon a statement or omission which occurs in reliance upon information furnished by Seller or any other Holder; and provided further, that Buyer shall not be liable for the legal fees and expenses of more than one counsel to all indemnified parties under this
Section 11.3.

         11.4 Procedures for Indemnification. Buyer may recover the amount of any Loss from the portion of the purchase price that is withheld or from amounts otherwise payable after the Closing pursuant to the provisions of this Agreement. If an indemnified party intends to assert a claim for indemnification, it must first notify the indemnifying parties in writing. No claim for indemnification may, however, be paid until the aggregate of such claims exceeds $20,000. If the indemnifying parties dispute the claim, they shall deliver a notice of dispute within thirty (30) days of the date on which the notice of Loss was delivered, and the dispute shall be resolved by binding arbitration in San Francisco, California under the Commercial Arbitration Rules of the American Arbitration Association as provided below in this Agreement.

       11.5 Further Procedures for Indemnification. If any action, suit or proceeding shall be commenced by a third party against, or any claim or demand be asserted by a third party against, Seller or Buyer, as the case may be, in respect of which Seller or Buyer is entitled to demand indemnification under this Section 11, then as a condition precedent thereto, the party seeking indemnification ("Indemnitee") shall promptly notify the other party ("Indemnitor") in writing to that effect and with reasonable particularity. The Indemnitor shall have the right to assume the control of the defense, compromise or settlement of such action, suit, proceeding or claim, including the selection of counsel, subject to the right of the Indemnitee to participate (at its own expense and with counsel of its choice) in the defense, compromise or settlement of such action, suit, proceeding, claim or demand, and in connection therewith the Indemnitee shall cooperate fully in all respects with the Indemnitor in any such defense, compromise or settlement. The Indemnitor will not compromise or settle any such action, suit, proceeding, claim or demand without the prior written consent of the Indemnitee, which consent will not be unreasonably withheld or delayed. So long as the Indemnitor is defending in good faith any such action, suit, proceeding, claim or demand asserted by a third party against the Indemnitee, the Indemnitee shall not settle or compromise such action, suit, proceeding, claim or demand without the prior written consent of the Indemnitor, which consent will not be unreasonably withheld or delayed. The Indemnitee shall make available to the Indemnitor or its agents all records and other materials in the Indemnitee's possession reasonably required for contesting any third party claim or demand. If the Indemnitor shall fail to promptly and adequately defend any such action, suit, proceeding, claim or demand, or if there is an inherent conflict between the legal or factual positions of Indemnitor and Indemnitee, then the Indemnitee may defend, through counsel of its own choosing, such action, suit, proceeding, claim or demand and (so long as Indemnitee gives the Indemnitor at least ten (10) days' notice of the terms of the proposed settlement thereof and permits the Indemnitor to then undertake the defense thereof if Indemnitor objects to the proposed settlement) to settle such action, suit, proceeding, claim or demand and to recover from the Indemnitor the amount of such Losses. If Buyer is the Indemnitee, then in addition to exercising any other rights or remedies Buyer may have under this Agreement, at law or in equity, Buyer shall have the right, at any time, at Buyer's sole option after Buyer gives Seller written notice of Buyer's intent to do so, to offset and/or withhold all or any part of any amounts payable by Buyer to Seller that Buyer considers necessary to satisfy any claim of which Buyer becomes aware prior to the date such payments are made and for which Buyer is entitled to be indemnified hereunder.

12.      MISCELLANEOUS

         12.1 Expenses. Each Party shall be responsible for its own fees and expenses (including without limitation attorneys' fees) in connection with the negotiation and consummation of the transaction contemplated hereby.

         12.2 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be given by means of personal delivery, telecopier, certified or registered United States mail, postage prepaid, or by nationally recognized overnight service courier and addressed as follows:

                  (a)      If to Seller:

                           Neptune Pharmaceutical Corporation
                           25 East 69th Street
                           New York, NY  10021
                           Attention: President

                  (b)      If to Buyer:

                           Cellegy Pharmaceuticals, Inc.
                           1065 East Hillsdale Boulevard, Suite 418
                           Foster City, CA  94404
                           Attention: President

Notices shall be deemed given (i) upon delivery if personally delivered, (ii) one business day after transmission by telecopier, with confirmation of receipt,
(iii) three business days after deposit in the United States mail, or (iv) one business day after deposit with a nationally recognized overnight courier service. Any party may change its address for delivery of notices by means of a notice delivered to the other party.

         12.3 Captions.  The captions in this Agreement are for convenience only
and  shall  not  be  considered  a  part  of  or  affect  the   construction  or
interpretation of any provision of this Agreement.

         12.4 Amendment; Waiver. Any term or provision of this Agreement may be amended only by a writing signed by Seller and Buyer. The observance of any term or provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound by such waiver. No waiver by a party of any breach of this Agreement will be deemed to constitute a waiver of any other breach or any succeeding breach.

         12.5 No Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or to give any person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

         12.6 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         12.7 Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of each other party; except that Buyer may assign this Agreement (and all related agreements) by operation of law or in connection with any merger, consolidation or sale of all or substantially all Buyer's assets or in connection with any similar transaction or to any subsidiary, affiliate or parent of Buyer, provided that the entity to which the Agreement is assigned in connection with any such transaction shall assume all of Buyer's obligations hereunder; and except that Seller may assign its rights under this Agreement to receive payment of the purchase price from Buyer and delivery of any Shares representing such purchase price, but none of its obligations, liabilities or responsibilities, in whole or in part to the shareholders of Seller or to any successor entity to Seller.

         12.8 Benefit and Burden. This Agreement shall be binding upon, shall inure to the benefit of, and be enforceable by and against, the parties hereto and their respective successors and permitted assigns.

         12.9 Governing Law. This Agreement and any disputes arising out of or relating to it shall be governed by the laws of the State of California (excluding its choice of law rules) and, where appropriate, applicable federal law.

         12.10 Severability. If any provision of this Agreement is for any reason and to any extent deemed to be invalid or unenforceable, then such provision shall not be voided but rather shall be enforced to the maximum extent then permissible under then applicable law and so as to reasonably effect the intent of the parties hereto, and the remainder of this Agreement will remain in full force and effect.

         12.11 Return of Initial Payment in Certain Circumstances. If the Closing does not occur because of Seller's bad faith or intentional misconduct or because in the course of Buyer's due diligence Buyer discovers facts or circumstances that are inconsistent in material respects with the representations and warranties of Seller relating to the Acquired Assets and that can reasonably be expected to have a material adverse effect on the value of the Acquired Assets, then without limiting Buyer's other remedies, the sum of $250,000 that Buyer has previously paid to Seller will be promptly repaid by Seller to Buyer after a written request therefor from Buyer (or, if such payment was made in shares of Buyer's Common Stock, then Seller shall transfer the Common Stock to Buyer). The foregoing shall not be deemed to reduce or modify Seller's obligations hereunder to consummate the transactions contemplated hereby.

         12.12 Prior Agreements. This Agreement (together with the December 18, 1997 letter from Buyer to Seller also executed by Seller, which is hereby incorporated by reference, except to the extent superseded by the provisions of
Section 3.1(b) above), replaces and supersedes in its entirety the Binding Letter of Intent dated November 3, 1997 previously entered into by the parties, and upon execution and delivery of this Agreement by the parties, the Binding Letter of Intent shall be terminated and shall no further force or effect.

13.      ARBITRATION

         13.1 Arbitration. Any dispute hereunder ("Dispute") shall be settled by means of the procedures set forth in this Section. Each party shall give notice to the other party of any Dispute. Promptly upon delivery of such notice, a designated senior officer for each of Buyer and Seller (which representative may be changed by a party by means of a notice delivered to the other party) shall meet and attempt in good faith to resolve the Dispute on a mutually satisfactory basis. If such the parties are unable to resolve the Dispute within 60 days after delivery of the notice of a Dispute, then the Dispute shall be settled by arbitration in San Francisco, California, under the auspices of Judicial Arbitration and Mediation Services, Inc. ("JAMS"). Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over the subject matter thereof. The arbitrators shall have the authority to grant any equitable and legal remedies that could be available in any judicial proceeding instituted to resolve a Dispute. The parties shall use their best efforts to select an arbitrator within 30 days and to resolve the Dispute within 60 days.

       13.2 Arbitrators. Each party shall select one arbitrator, and the two arbitrators so selected shall appoint the third arbitrator. The parties shall each pay one-half of the costs of the arbitrators. The arbitrators shall be compensated at a rate to be determined by the parties or by JAMS, but based upon reasonable hourly or daily consulting rates for the arbitrators in the event the parties are not able to agree upon rates of compensation.

       13.3       Further Procedures.

                  (a) Payment of Costs. Seller and Buyer will each pay 50% of the initial compensation to be paid to the arbitrators in any such arbitration and 50% of the costs of transcripts and other normal and regular expenses of the arbitration proceedings. The parties shall pay their own attorneys' fees and costs, and all costs of arbitration, including those provided for above, will be paid by the losing party, and the arbitrator will be authorized to make such determinations.

                  (b) Burden of Proof. For any Dispute submitted to arbitration, the burden of proof will be as it could be if the claim were litigated in a judicial proceeding.

                  (c) Award. Upon the conclusion of any arbitration proceedings hereunder, the arbitrators will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

                  (d) Terms of Arbitration. The arbitrators chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

                  (e) Exclusive Remedy. Except as may be specifically otherwise provided in this Agreement, arbitration will be the sole and exclusive remedy of the parties for any Dispute arising out of this Agreement.

                [Remainder of this page intentionally left blank]

       IN WITNESS WHEREOF, Buyer and Seller executed and delivered this Agreement by their duly authorized representatives as of the Effective Date.


SELLER:                                            BUYER:

Neptune Pharmaceutical Corporation                 Cellegy Pharmaceuticals, Inc.


By: /s/ Stephen R. Gorfine, M.D.                      By: /s/ K. Michael Forrest
    ---------------------------                           ----------------------


               [Signature page to Asset Purchase Agreement between
      Neptune Pharmaceutical Corporation and Cellegy Pharmaceuticals, Inc.]

                                LIST OF EXHIBITS
                            ASSET PURCHASE AGREEMENT

Exhibit A         Purchase Price Allocation
Schedule A        Intellectual Property
Schedule B        Excluded Assets
Schedule C        Seller Agreements
Patent Assignment
Trademark Assignment
Consulting Agreement
Disclosure Letter

                                    EXHIBIT A
                            PURCHASE PRICE ALLOCATION

The purchase price shall be allocated among the Acquired Assets in accordance with their respective fair market values.

                                                      SCHEDULE A
                              LIST OF INTELLECTUAL PROPERTY INCLUDED IN ACQUIRED ASSETS

Patents

Country                        Patent No.                    Date of Patent                Title
-------                        ----------                    --------------                -----
U.S.A.                         5,504,117                        4/2/96                     Pharmacologic Preparation
                                                                                           for the Treatment of Anal
                                                                                           Disorders

U.S.A.                         5,693,676                       12/2/97                     Nitric Oxide Donor
                                                                                           Composition and Method for
                                                                                           Treatment of Anal Disorders


Patent Applications

     Patent applications that are included in the Intelleuctual Property and Other Assets.

Registered Trademarks


Country                  Mark                    Reg. No.                Class                   Date Reg.
-------                  ----                    --------                -----                   ---------
U.S.A.                   ANOGESIC                2,037,222               5                       2/11/97

Unregistered Trademarks

     Unregistered trademarks that are included in the Intellectual Property and Other Assets.

Registered Copyrights


Unregistered Copyrights

         Unregistered Copyrights that are included in the Intellectual Property and Other Assets

Other Intellectual Property

         As set forth in the Asset Purchase Agreement.

                                   SCHEDULE B
                                 EXCLUDED ASSETS


Neptune Pharmaceutical trade name and mark

                                   SCHEDULE C
                                SELLER AGREEMENTS

                                PATENT ASSIGNMENT


         For good and valuable consideration, the receipt of which is hereby acknowledged, the person(s) named below (referred to as "ASSIGNOR" whether singular or plural) has sold, assigned, and transferred and does hereby sell, assign, and transfer to Cellegy Pharmaceuticals, Inc., a California corporation, having a place of business at 1065 East Hillsdale Boulevard, Suite 418, Foster City, CA 94404 ("ASSIGNEE"), for itself and its successors, transferees, and assignees, the entire worldwide right, title, and interest in all inventions and improvements ("SUBJECT MATTER") that are disclosed in United States Letters Patent listed on Schedule A attached hereto and the patent applications listed on Schedule B attached hereto, together with any reissue, extension, improvement, division, continuation or continuation-in-part of any thereof, in the U.S. or worldwide, and all rights of priority resulting from the filing in the United States of the patents or patent applications identified on Schedule A or B.

         ASSIGNOR agrees that ASSIGNEE may apply for and receive patents for SUBJECT MATTER in ASSIGNEE's own name.

         ASSIGNOR agrees to do the following, when requested, and without further consideration, in order to carry out the intent of this Assignment: (1) execute all oaths, assignments, powers of attorney, applications, and other papers necessary or desirable to fully secure to ASSIGNEE the rights, titles and interests herein conveyed; (2) communicate to ASSIGNEE all known facts relating to the SUBJECT MATTER; and (3) generally do all lawful acts that ASSIGNEE shall consider desirable for vesting in ASSIGNEE the rights, titles, and interests herein conveyed. ASSIGNOR further agrees to provide any successor, assign, or legal representative of ASSIGNEE with the benefits and assistance provided to ASSIGNEE hereunder.

         ASSIGNOR represents that ASSIGNOR has the rights, titles, and interests to convey as set forth herein, and covenants with ASSIGNEE that the ASSIGNOR has made or will make hereafter no assignment, grant, mortgage, license, or other agreement affecting the rights, titles, and interests herein conveyed.

         This Assignment may be executed in one or more counterparts, each of which shall be deemed an original and all of which may be taken together as one and the same Assignment.

                                               Date of                 Date Declaration
Name and Signature                            Signature             Executed By This Person
------------------                            ---------             -----------------------
Neptune Pharmaceutical Corporation
By: __________________________             December 30, 1997          December 30, 1997
[ASSIGNOR  NAME]

                                   SCHEDULE A
                                     Patents

                                   SCHEDULE B
                               Patent Applications

State of ____________________
County of ___________________

         On  ___________________  before  me,  _____________________  personally appeared ____________________ personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that [he/she] executed the same in [his/her] authorized capacity, and that by [his/her] signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


         Notary Seal                     ______________________________
                                                            Notary

                              TRADEMARK ASSIGNMENT

                  THIS ASSIGNMENT is made this ____ day of December, 1997, from Neptune Pharmaceutical Corporation, a Missouri corporation, 25 East 69th Street, New York, NY 10021 ("Assignor"), to Cellegy Pharmaceuticals, Inc., a California corporation, 1065 East Hillsdale Boulevard, Suite 418, Foster City, CA 94404 ("Assignee").

WITNESSETH:

                  WHEREAS, Assignor owns the U.S. Registrations, and Assignor and/or Assignor's predecessor in interest, has filed registration applications with respect to the trademarks identified in Schedule A hereto (collectively, the "Marks"); and

                  WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement dated as of December, 1997 (the "Agreement") pursuant to which Assignor has agreed to sell, assign, transfer, convey and deliver to Assignee and Assignee has agreed to purchase and acquire from Assignor, all right, title and interest to certain assets; and

                  WHEREAS, in accordance with the terms of the Agreement, Assignor and Assignee are desirous of transferring all right, title and interest in and to the Marks and said applications and registration from Assignor to Assignee.

                  NOW, THEREFORE, in consideration of entering into the Agreement and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby confirms that it has assigned, transferred and conveyed, and does hereby assign, transfer and convey, to Assignee, its successors, assigns and other legal representatives, all right, title and interest, including common law rights, in and to each of the Marks and the registrations thereof and applications to register the same (all as set forth in said Schedule A), together with the goodwill of the business in connection with which the Marks are used or proposed to be used, and further including all claims for damages by reason of past infringement of the Marks, with the right to sue for, and collect, the same for Assignee's own use and benefit.

                  Assignor represents to Assignee that before the date of this Trademark Assignment it has not filed any "Intent to Use" applications under 15 U.S.C. ss. 1051(b).

                  IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed by its authorized representative on and as of the day and year first above written.

                                             Neptune Pharmaceutical Corporation,
                                             a Missouri corporation


                                             By:  _____________________________

                                             Its: _____________________________

STATE OF ____________    )
                         )
COUNTY OF ______________ )

         On _____________________ before me, _______________ personally appeared
____________________ personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that [he/she] executed the same in [his/her] authorized capacity, and that by [his/her] signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


                                               _________________________________
                                               Notary Public

[SEAL]

                                   SCHEDULE A

                             EXISTING REGISTRATIONS

    Marks             Reg. No.             Class             Date Reg.
    -----             --------             -----             ---------